Document Processing Fee
If document is on paper: $150.00
If document is filed electronically: Currently Not Available
Fees are subject to change.
For electronic filing and to obtain copies of filed documents visit www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.

20051145072 C
$ 150.00
SECRETARY OF STATE
04-06-2005 12:21:10

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-301, et seq. and §7-90-305 of the Colorado Revised Statutes (C.R.S)

Document number: 20051143986
(of filed document to be corrected)

ID number: 19961022067

1. Entity name: Mind 2 Market, Inc.

2. True name:
(if different from the entity name)

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete lines 4 - 17 as applicable to make a correction. Complete lines 18 - 21 as applicable. You must complete line 22.

3. Corrections made in lines 4 - 17 are intended to update the entity's current information ☑

OR

Corrections made in lines 4 - 17 are intended for historical purposes only, and not to update the entity's current information ☐

4. Correction of entity name of record:

5. Correction of true name of record:

6. Correction of entity form of record:

7. Correction of jurisdiction of formation of record:

8. Correction of registered agent of record:

(if an individual) ______ ______ ______ ______

(Last) *(First)* *(Middle)* *(Suffix)*

OR (if a business organization) ______

The person appointed as registered agent in the document has consented to being so appointed.

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent street address of record:

(Street name and number)

(City) CO *(State)* *(Postal/Zip Code)*

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent mailing address of record*: (if different from above)

(Street name and number or Post Office information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

***If this address is being deleted entirely, mark this box** ☐

11. Correction of principal office street address of record:

(Street name and number)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

12. Correction of principal office mailing address of record*: (if different from above)

(Street name and number or Post Office information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

***If this address is being deleted entirely, mark this box ☐.**

13. Correction of trade name of record: ____________________

14. Correction of delayed effective date of record: ____________________ *(mm/dd/yyyy)*
(only for filed documents that have not become effective)

15. Correction of period of duration of record:

If the entity's period of duration as corrected is perpetual, mark this box ☐

OR

If period of duration is less than perpetual, state the date on which the period of duration expires: ____________________ *(mm/dd/yyyy)*

16. If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

17. Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). *(only for filed documents that have become effective)*

18. If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19. If this statement of correction affects this record's status, mark this box ☐.

20. Revocation of a filed document that states a delayed effective date and has not yet become effective: (If applicable mark this box ☐).

21. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection)*:

☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

22. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Littman	Michael		
(Last)	*(First)*	*(Middle)*	*(Suffix)*
7609 Ralston Road			
(Street name and number or Post Office Box information)			
Arvada	CO	80002	
(City)	*(State)*	*(Postal/Zip Code)*	
(Province – if applicable)	*(Country – if not US)*		

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ *and include an attachment stating the name and address of such individuals.)*

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLE TWO: The following articles are amended as set forth here: (identify by article number and attach additional pages if necessary): Article Four: This Article is hereby amended to reflect as follows: Each share of issued and outstanding common stock as of April 15, 2005, is reverse split on a one to fifty basis such that each old share represent 1/50 of a new share. A surrender of the old share certificate is required to be made by each shareholder in order to receive a new certificate reflecting the reverse split except for those certificates held in "Street Name." The new split adjusted share certificates will be transmitted to the shareholders of record upon surrender of old certificates.

Duplicate words being taken out of sentence. (required to be made by each shareholder in order to receive a new certificate)

ARTICLE TWO: The following articles are amended as set forth here: (identify by article number and attach additional pages if necessary): Article Four: This Article is hereby amended to reflect as follows: Each share of issued and outstanding common stock as of April 15, 2005, is reverse split on a one to fifty basis such that each old share represent 1/50 of a new share. A surrender of the old share certificate is required to be made by each shareholder in order to receive a new certificate reflecting the reverse split except for those certificates held in "Street Name." The new split adjusted share certificates will be transmitted to the shareholders of record upon surrender of old certificates.